CUSIP No. 36227K 10 6                                                   Page 10


                                    Exhibit A

                             JOINT FILING AGREEMENT

       In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock of GSE Systems, Inc. and further agree that this Joint Filing Agreement, which may be executed in one or more counterparts, be included as an Exhibit to such statement.

       IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of February 13, 1997.


MANTECH INTERNATIONAL CORPORATION



By: /s/ JOHN A. MOORE, JR.
    ---------------------------
   John A. Moore, Jr.
   Chief Financial Officer




/s/ GEORGE J. PEDERSEN
------------------------------
George J. Pedersen




/s/ JOHN A. MOORE, JR.
------------------------------
John A. Moore, Jr.